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                                                                    Exhibit 11.1

                               XTRA Corporation
    Earnings Per Share and Weighted Average Shares Outstanding Calculation
    ----------------------------------------------------------------------
          For the three and nine months ended June 30, 1996 and 1995
                (Millions of dollars except per share amounts)
                                  (Unaudited)
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
                                                      Three Months Ended      Nine Months Ended
                                                            June 30,               June 30,
                                                      ------------------      -----------------

                                                        1996      1995         1996      1995
                                                      --------   -------      -------   -------

Net Income                                           $     7.8  $   11.8     $   29.9  $   44.5
                                                      --------   -------      -------   -------

Weighted average number of fully diluted common
  shares outstanding (in thousands)                     15,995    16,860       16,179    16,979

Earnings per common and
  dilutive common equivalent share                   $    0.49  $   0.70     $   1.85   $  2.62
                                                      --------   -------      -------   -------


Computation of Primary Shares Outstanding (in thousands)
- --------------------------------------------------------

Weighted average common shares outstanding              15,970    16,775       16,147    16,890

Common stock equivalents for primary EPS:                   25        85           30        88
                                                      --------   -------      -------   -------

Weighted average number of common
  shares outstanding (primary)                          15,995    16,860       16,177    16,978
                                                      --------   -------      -------   -------

Computation of Fully Diluted Shares Outstanding (in thousands)
- --------------------------------------------------------------

Weighted average common shares outstanding              15,970    16,775       16,147    16,890

Common stock equivalents for fully diluted EPS:             25        85           32        89
                                                      --------   -------      -------   -------

Weighted average number of common
  shares outstanding (fully diluted)                    15,995    16,860       16,179    16,979
                                                      ========   =======      =======   =======
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